Exhibit 10.2 1 EXECUTIVE EMPLOYMENT AGREEMENT This Executive Employment Agreement (this “Agreement”) is entered into as of March 4, 2026 by and between Jack Azagury (“Executive”), an individual, and Insight Enterprises, Inc., (the “Company”) (together, the “Parties”). WHEREAS, the Company desires to employ Executive on a full-time basis and the Executive desires to be so employed, subject to the terms and conditions set forth in this Agreement; NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows: 1. Position and Title. The Company will employ Executive as its President and Chief Executive Officer (“CEO”) and Executive accepts employment to serve in such capacity, all upon the terms and conditions set forth in this Agreement. 2. Employment Commencement Date. Executive will commence his employment as President and CEO of the Company under the terms of this Agreement effective April 13, 2026 (the “Commencement Date”). 3. Duties and Responsibilities. Executive shall have such duties and responsibilities as are consistent with Executive’s position as President and CEO of the Company. Executive will report to the Company’s Board of Directors and will be nominated to serve on the Board. Executive shall perform his duties faithfully and to the best of his ability and shall devote the whole of his professional time, attention and energies to the performance of his work responsibilities. Nothing in this Agreement is intended to prevent Executive from reasonably participating in charitable activities and community affairs or managing Executive’s personal investments and affairs. Executive shall not serve on the Boards of Directors of any other public, private or non-profit company or entity without the written consent of the Chair of the Board of Directors of the Company. 4. Location. The location of Executive’s principal place of employment shall be in the Company’s principal executive offices in Chandler, Arizona; provided, however, that Executive shall travel and perform occasional services outside of this area as reasonably required for the proper performance of Executive’s duties under this Agreement. 5. Term. Subject to the provisions for earlier termination set forth in Section 7, the term of Executive’s employment hereunder shall commence on the Commencement Date and continue for the period of one (1) year following the Commencement Date (the “Initial Term”). The Initial Term will automatically renew for additional, successive one (1)-year periods (each a “Renewal Term”) unless either party provides written notice of such party’s intent not to continue this Agreement no less than sixty (60) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be (the Initial Term and any Renewal Terms shall be referred to herein as the “Term”). If this notice of non-renewal is given, the Agreement shall immediately cease to renew and shall terminate naturally at the end of the then-current Renewal

2 Term; provided, however, that the Company’s decision to provide notice of non-renewal shall be treated as a termination without Cause pursuant to Section 8(c) herein. 6. Compensation. (a) Base Salary. During the Term, the Company shall pay to Executive an annualized base salary, payable in accordance with the Company’s payroll practices in effect from time to time, at the rate of $1,100,000 per year (the “Base Salary”). (b) Incentive Compensation. Executive shall be eligible to participate in the Company’s Annual Cash Incentive Plan (the “Incentive Plan”). However, the decision to provide any Incentive Plan and terms of any Incentive Plan shall be in the sole and absolute discretion of the Insight Board of Directors Compensation Committee (“Compensation Committee”). For Executive’s Incentive Plan for 2026, the bonus target will be 150% of Base Salary upon achievement of 100% attainment of targets. Incentive compensation for each year will be paid no later than March 15 of the following year. The Board of Directors reviews variable incentive metrics annually and may change the metrics and/or the attainment grids each year. Likewise, the Company, with approval from the Compensation Committee, reserves the right to change the terms and conditions of the Incentive Plan from time to time. (c) Equity Participation. For 2026, the Company will award Executive equity grants with a total value of $8,000,000, consisting of service-based restricted stock unit (“RSU”) grants, performance-based RSU grants, and/or performance-based stock unit (“PSU”) grants. All grants are at the discretion of the Compensation Committee and are expected to be granted on the fifteenth day of the month following Executive’s Commencement Date with such terms, performance metrics, and vesting periods as the Compensation Committee shall determine. The grants will be subject to the terms and conditions of the Insight Enterprises, Inc. 2020 Omnibus Plan, as amended (the “Equity Plan”), and the applicable agreements evidencing the grants. (d) One-Time Equity Grant. Executive will receive a one-time grant of performance-based RSUs having a proposed value equal to $10,000,000. The performance metric for these RSUs is Absolute Total Shareholder Return and the number of performance-based RSUs granted at target (100%) attainment will be based on the Company’s closing stock price on the grant date. The one-time RSU grant will be subject to the terms and conditions of the applicable agreement evidencing the grant. The grant date will be the fifteenth day of the month following Executive’s Commencement Date. (e) Employee Benefits. During the Term, Executive shall be eligible to participate in all health benefits, insurance programs, retirement plans and other employee benefit plans and programs generally available to other executive employees of the Company. (f) Business Expenses. During the Term, Executive shall be entitled to reimbursement for reasonable business expenses incurred in the performance of his duties hereunder and in accordance with the Company’s expense reimbursement policies as they exist from time to time.

3 (g) Vacation. Executive shall be entitled participate in the Company’s Flexible Vacation Program in accordance with the Company’s policies and procedures applicable to other executive employees of the Company. 7. Termination of Employment. Prior to the expiration of the Term, Executive’s employment under this Agreement shall terminate: (a) Immediately upon the death of Executive; (b) After ten (10) days’ written notice by the Company to Executive on account of Executive’s Disability. “Disability” means that Executive with or without any accommodation required by law is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. The effective date of Executive’s Disability is the last day of the third month for which Executive receives the income replacement benefits; (c) After ten (10) days’ written notice by the Company to Executive stating that Executive’s employment is being terminated without “Cause” (as defined below) or due to non- renewal of the Agreement. (d) After ten (10) days’ written notice by the Executive to the Company stating that Executive is resigning from his employment with the Company for any reason other than “Good Reason” (as defined herein). (e) Immediately upon written notice by the Company to Executive for Cause. For purposes of this Agreement, “Cause” shall be defined as: (i) the misappropriation (or attempted misappropriation) of any of the Company’s funds or property; (ii) Executive’s conviction of a felony or plea of guilty or nolo contendere to a felony charge; (iii) repeated willful and significant neglect of duties; (iv) acts of material dishonesty or disloyalty toward the Company; (v) repeated material violation of any material written policy with respect to the Company’s business or operations; (vi) Executive’s material breach of this Agreement; or (vii) Executive’s failure to comply with the Company’s written policies or rules, as they may be in effect from time to time during the Term, if such failure causes reputational or financial harm to the Company;

4 provided, however, that Company must terminate for Cause within 180 days of when the Board first knew or had reason to know of any of the foregoing circumstances or Company shall be deemed to have waived its right to terminate for Cause with respect to any such facts or circumstances; provided, further, that prior to termination, Executive must be given written notice and a cure period of thirty (30) days for any curable acts or omissions, and that no act, or failure to act, on Executive’s part will be considered Cause if done, or omitted to be done, based on the advice of the Company’s legal counsel or at the direction of the Board. (f) As provided in this Section 7(f), upon written notice by Executive to the Company stating that Executive is resigning from his employment with the Company for “Good Reason.” For purposes of this Agreement, “Good Reason” shall be defined as: (i) a material diminution in Executive’s authority, duties or responsibilities without his consent, including but not limited to Executive no longer reporting directly to the Board of Directors of the ultimate parent of the Company and its affiliates or no longer being the highest-ranking executive officer of the Company; (ii) a reduction in Executive’s Base Salary, other than as part of a Company salary reduction program that includes senior executives of the Company; (iii) a requirement that Executive relocate, other than his agreed-upon relocation to the Phoenix area to work in Company’s Chandler, Arizona headquarters; (iv) any material act or acts of dishonesty by the Company directed toward or affecting Executive; (v) any illegal act or instruction directly affecting Executive by Company, which is not withdrawn after the Company is notified of the illegality by Executive; or (vi) the Company’s material breach of this Agreement; provided, however, that Executive must resign within 180 days of when Executive first knew or had reason to know of any of the foregoing circumstances and must provide written notice to the Chair of the Board of Directors of the facts and circumstances he alleges constitute Good Reason within ninety (90) days of when Executive first knew or had reason to know of such fact or circumstance or Executive shall be deemed to have waived Executive’s right to terminate for Good Reason with respect to any such facts or circumstances; provided, further, that none of the actions set forth in (i)-(v) above shall constitute Good Reason if the action is cured or otherwise remedied by the Company within thirty (30) days after receiving written notice from the Executive. 8. Compensation in the Event of Termination. (a) Cause or Resignation. If Executive’s employment terminates under Paragraph 7(d) or (e), Executive shall receive (i) payment of any earned but unpaid Base Salary earned up to and including the date of termination, and (ii) reimbursement of any unreimbursed business expenses (together, the “Accrued Obligations”).

5 (b) Death or Disability. If Executive’s employment terminates under Paragraph 7(a) or (b), Executive, or Executive’s estate, if applicable, shall receive the Accrued Obligations and any vested benefits Executive, or Executive’s estate, may be entitled to receive under any Company disability or insurance plan or other applicable employee benefit plan. Executive or Executive’s estate will not be required to repay any relocation reimbursements or other upfront compensation. Executive or Executive’s estate, as the case may be, also shall be entitled to receive the following, provided that (i) Executive or Executive’s estate, if applicable, has timely executed (and not revoked) a general release and waiver of all claims in a form acceptable to the Company and substantially similar to Exhibit B hereto (“General Release”) and (ii) any period of revocation applicable to such General Release has passed: (i) A single lump sum payment equal to ninety (90) days of Executive’s Base Salary as in effect on the date of Executive’s death or Disability; (ii) Any incentive compensation earned, in accordance with the applicable terms and conditions of the Incentive Plan, in the calendar year prior to termination of employment that has not been paid to Executive; and (iii) With respect to any Incentive Plan with annual objectives, a single lump sum cash payment in an amount equal to a prorated portion (calculated in the same manner as other senior executives and based on the number of calendar days that have elapsed during the year) of the payment to which Executive would be entitled under the Incentive Plan (had Executive’s death or Disability not occurred) for the calendar year in which Executive died or became Disabled. The payment to which Executive or Executive’s estate is entitled pursuant to paragraph (i) will be paid within thirty (30) days of Executive’s death or the effective date of Executive’s Disability, as the case may be. The payments to which Executive is entitled pursuant to paragraph (ii) shall be made within the time period described in the applicable Incentive Plan. In no event will the payments due pursuant to paragraphs (i) or (ii) be made later than March 15 of the year following the year in which Executive dies or the effective date of Executive’s Disability occurs. (c) Without Cause or by Executive for Good Reason. If Executive’s employment terminates prior to the expiration of the Term under Paragraph 7(c) or (f), Executive shall receive the Accrued Obligations and will not be required to repay any relocation reimbursements or other upfront compensation. Executive also shall be entitled to receive the following: (i) severance pay in an amount equal to 200% of Executive’s Base Salary in effect on the date Executive’s employment is terminated (the “Severance Payment”); if, however, the reason triggering a resignation for Good Reason is a reduction in Executive’s Base Salary, the severance pay will be calculated without regard to any such reduction; and (ii) Any incentive compensation earned, in accordance with the applicable terms and conditions of the Incentive Plan, in the calendar year prior to termination of employment that has not been paid to Executive; and

6 (iii) if Executive's employment is terminated in 2026, 200% of Executive's annual target compensation under Executive's Incentive Plan for 2026; or, if Executive's employment is terminated in 2027 or later, the greater of: (1) 200% of the annual compensation paid to Executive in the preceding year under the Incentive Plan in which Executive participates as of the date Executive’s employment is terminated, or (2) 200% of Executive’s Base Salary; (iv) a prorated portion (calculated in the same manner as other senior executives and based on the number of calendar days that have elapsed during the year) of the payment to which Executive would be entitled under the Incentive Plan (had Executive’s employment not been terminated) for the calendar year in which Executive’s employment is terminated; and (v) continued life, disability, accident and group health and dental insurance benefits, at substantially the levels Executive was receiving immediately prior to Executive’s termination of employment, for a period of time expiring upon the earlier of: (1) the end of the period of eighteen (18) months following Executive’s Separation from Service, or (2) the day on which Executive becomes eligible to receive any substantially similar benefits under any plan or program of any other employer or source without being required to pay any premium with respect thereto. Company will satisfy the obligation to provide the health and dental insurance benefits pursuant to this Section 8(c)(iii) by either paying for or reimbursing Executive for the actual cost of COBRA coverage (and Executive shall cooperate with Company in all respects in securing and maintaining such benefits, including exercising all appropriate COBRA elections and complying with all terms and conditions of such coverage in a manner to minimize the cost). Similarly, Company will reimburse Executive for the cost of comparable coverage for all other insurance benefits that are not subject to the COBRA continuation rules. It will be Executive’s responsibility to procure such benefits and Company will promptly reimburse Executive for the premiums for such benefits in the specified amount upon Executive’s submission of an invoice or other acceptable proof of payment. Company’s obligation under this paragraph will cease with respect to a particular type of coverage when and if Executive becomes eligible to receive substantially similar coverage with a successor employer. Subject to Section 15 herein, the Severance Payment will be paid in equal installments over a period of twenty-four (24) months in accordance with the Company’s regular paydays and commencing on the Company’s first regular payday that falls at least sixty (60) days following Executive’s termination of employment; provided that (i) Executive has timely executed (and not revoked) a General Release and (ii) any period of revocation applicable to such General Release has passed; provided, further, that the General Release shall be made available to Executive no later than five (5) days following the date of Executive’s termination of employment under Sections 7(c) or (f) herein. As shall be further described in the General Release, Executive shall have either twenty-one (21) or forty-five (45) days following receipt of the General Release to consider its execution and seven (7) days following the execution of the General Release to revoke it. If Executive fails to execute the General Release in a timely manner, or revokes the General Release, the benefits provided pursuant to this Section 8(c) (other than the Accrued Obligations) will not be due.

7 9. Change in Control of Company. (a) Eligibility to Receive Benefits. If a Change in Control (as defined in Section 9(c)) occurs, Executive shall be entitled to the benefits provided in Section 9(b) if, prior to the expiration of twenty-four (24) months after the Change in Control (i) Executive terminates employment with the Company for Good Reason in accordance with the requirements of Section 7(f) or (ii) the Company terminates Executive’s employment without Cause pursuant to Section 7(c). (b) Receipt of Benefits. If Executive is entitled to receive benefits pursuant to Section 9(a) hereof, Executive shall receive, in addition to the Accrued Obligation: (i) severance pay in an amount equal to: (a) 250% of the Executive's highest annualized Base Salary in effect on any date during the Initial Term or any Renewal Term; and (ii) if Executive's employment is terminated in 2026, 250% of Executive's annual target compensation under Executive's Incentive Plan for 2026; or, if Executive's employment is terminated in 2027 or later, the greater of: (1) 250% of the annual compensation paid to Executive in the preceding year under the Incentive Plan in which Executive participates as of the date Executive's employment is terminated or (2) 250% of Executive's Base Salary; and (iii) any incentive compensation earned, in accordance with the applicable terms and conditions of the Incentive Plan, in the calendar year prior to termination of employment that has not been paid to Executive and a prorated portion (based on the number of calendar days that have elapsed during the year) of the payment to which Executive would be entitled under the Incentive Plan (had Executive's employment not been terminated) for the calendar year in which Executive's employment is terminated; (iv) Executive shall be entitled to continue to receive life, disability, accident and group health and dental insurance benefits, at substantially the levels Executive was receiving immediately prior to Executive’s termination of employment, for a period of time expiring upon the earlier of: (1) the end of the period of eighteen (18) months following Executive’s Separation from Service, or (2) the day on which Executive becomes eligible to receive any substantially similar benefits under any plan or program of any other employer or source without being required to pay any premium with respect thereto. Company may satisfy the obligation to provide the health and dental insurance benefits pursuant to this Section 9(b)(ii) by either paying for or reimbursing Executive for the actual cost of COBRA coverage (and Executive shall cooperate with Company in all respects in securing and maintaining such benefits, including exercising all appropriate COBRA elections and complying with all terms and conditions of such coverage in a manner to minimize the cost). Similarly, Company will reimburse Executive for the cost of comparable coverage for all other insurance benefits that are not subject to the COBRA continuation rules. It will be Executive’s responsibility to procure such benefits and Company will promptly reimburse Executive for the premiums for such benefits in the specified amount upon Executive’s submission of an invoice or other acceptable proof of payment. Company’s

8 obligation under this paragraph will cease with respect to a particular type of coverage when and if Executive becomes eligible to receive substantially similar coverage with a successor employer; (v) Executive shall be vested, in accordance with the Equity Plan, in any and all equity-based plans and agreements of Company in which Executive had an interest, vested or contingent. If applicable law prohibits such vesting, then Company shall pay to Executive in a single lump sum cash payment in an amount equal to the value of benefits and rights that would have, but for such prohibition, been vested in Executive; and (vi) Subject to Section 15 herein, the benefits provided pursuant to this Section 9(b) (other than the Accrued Obligations) will be paid in a single lump sum on the Company’s first regular payday that falls at least sixty (60) days following Executive’s termination of employment; provided that (1) Executive has timely executed (and not revoked) a General Release and (2) any period of revocation applicable to such General Release has passed; provided, further, that the General Release shall be made available to Executive no later than five (5) days following the date of Executive’s termination of employment under Sections 7(c) or (f) herein. As shall be further described in the General Release, Executive shall have either twenty-one (21) or forty-five (45) days following receipt of the General Release to consider its execution and seven (7) days following the execution of the General Release to revoke it. If Executive fails to execute the General Release in a timely manner, or revokes the General Release, the benefits provided by this Section 9(b) (other than the Accrued Obligations) will not be due. The Incentive Plan payments to which Executive is entitled for the year or quarter of the Executive’s termination shall be made within the time period described in the applicable Incentive Plan, provided Executive has timely executed and not revoked a General Release as described above. In no event will the Incentive Plan payments be made later than March 15 of the year following the year in which Executive’s employment is terminated. (c) Change in Control Defined. For purposes of this Agreement, “Change in Control” shall have the meaning set forth in the Equity Plan. (d) Cap on Payments. (i) General Rules. The Internal Revenue Code (the “Code”) imposes significant tax consequences on Executive and Company if the total payments made to Executive due, or deemed due, to a “change in control” (as such term is defined in Section 280G(b)(2)(A)(i) of the Code and the regulations adopted thereunder) exceed prescribed limits. For example, if Executive’s “Base Period Income” is $100,000 and Executive’s “Total Payments” exceed 299% of such Base Period Income (the “Cap”), Executive will be subject to an excise tax under Section 4999 of the Code of 20% of all amounts paid to Executive in excess of $100,000. In other words, if Executive’s Cap is $299,999, Executive will not be subject to an excise tax if Executive receives exactly $299,999. If Executive receives $300,000, Executive will be subject to an excise tax of $40,000 (20% of $200,000). (ii) Reduction of Payments. Subject to the exception described in Section 9(d)(iii), in order to avoid the excise tax imposed by Section 4999 of the Code, one or more of the payments or benefits to which Executive is entitled that is not subject to Section

9 409A of the Code shall be reduced until the Total Payments equal the Cap. For purposes of this limitation: (1) No portion of the Total Payments shall be taken into account which, in the opinion of the Consultant retained pursuant to Section 9(d)(iv), does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code; (2) A payment shall be reduced only to the extent necessary so that the Total Payments constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the Consultant; and (3) The value of any non-cash benefit or any deferred payment of benefit included in the Total Payments shall be determined in accordance with Section 280G of the Code and the regulations issued thereunder. (4) If after the reductions called for by the preceding provisions of this Section 9(d)(ii), the Total Payments continue to exceed the Cap, the payments or benefits to which, Executive is entitled and which are subject to Section 409A shall be reduced proportionally until the Total Payments equal the Cap. (iii) Exception. The payment limitation called for by Section 9(d)(ii) shall not apply if Executive determines that he would prefer to receive the “Uncapped Benefit” rather than reduce the Total Payments in the manner outlined in Section 9(d)(ii). In the event Executive elects to receive the Uncapped Benefit, Executive will be solely responsible for any excise tax imposed by Section 4999 of the Code. The Consultant selected pursuant to Section 9(d)(iv) will calculate Executive’s Uncapped Benefit and Executive’ s Capped Benefit. For this purpose, the “Uncapped Benefit” is equal to the Total Payments to which Executive is entitled prior to the application of Section 9(d)(ii). Executive’s “Capped Benefit” is the amount to which Executive will be entitled after application of the limitations of Section 9(d)(ii). (iv) Consultant. Company will retain a “Consultant” to advise Company with respect to the applicability of any Section 4999 excise tax with respect to Executive’s Total Payments. The Consultant shall be a law firm, a certified public accounting firm, and/or a firm nationally recognized as providing executive compensation consulting services. All determinations concerning Executive’s Capped Benefit and Executive’s Uncapped Benefit (as well as any assumptions to be used in making such determinations) shall be made by the Consultant selected pursuant to this Section 9(d)(iv). The Consultant shall provide Executive and Company with a written explanation of its conclusions. All fees and expenses of the Consultant shall be borne by Company . The Consultant’s determination shall be binding on Executive and Company. (v) Special Definitions. For purposes of this Section 9(d), the following specialized terms will have the following meanings: (1) “Base Period Income.” “Base Period Income” is an amount equal to Executive’ s “annualized includable compensation” for the “base period’’ as defined in Sections 280G(d)(l) and (2) of the Code and the regulations adopted thereunder.

10 Generally, Executive ‘s “annualized includable compensation” is the average of Executive’s annual taxable income from Company for the “base period,” which is the five (5) calendar years prior to the year in which the change in control occurs. (2) “Cap” or “280G Cap.” “Cap” or “280G Cap” shall mean an amount equal to 2.99 times Executive’ s Base Period Income. This is the maximum amount which Executive may receive without becoming subject to the excise tax imposed by Section 4999 of the Code or which Company may pay without loss of deduction under Section 280G of the Code. (3) “Total Payments.” The “Total Payments” include any “payments in the nature of compensation” (as defined in Section 280G of the Code and the regulations adopted thereunder), made pursuant to this Agreement or otherwise, to or for Executive’s benefit, the receipt of which is contingent or deemed contingent on a change in control and to which Section 280G of the Code applies. (vi) Effect of Repeal. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, Section 9(d) shall be of no further force or effect. (vii) Employment by Successor. For purposes of this Agreement, employment by a successor of Company or a successor of any subsidiary of Company that has assumed this Agreement shall be considered to be employment by Company or one of its subsidiaries. As a result, if Executive is employed by such a successor following a Change in Control, Executive will not be entitled to receive the benefits provided by Section 9 unless Executive’s employment with the successor is subsequently terminated without Cause or for Good Reason within twenty-four (24) months following the Change in Control. 10. Confidentiality, Intellectual Property, Non-Solicitation, and Non-Competition Agreement. As a condition of employment, Executive also must sign the Confidentiality, Intellectual Property, Non-Solicitation and Non-Competition Agreement, which is attached as Exhibit A to this Agreement. 11. Applicable Law. This Agreement and any disputes or claims arising hereunder shall be construed in accordance with, governed by and enforced under the laws of the State of Arizona without regard for any rules of conflicts of law. 12. Company Policies. (a) General Company Policies. Except where inconsistent with the terms of this Agreement, Executive agrees that he will be subject to, and comply with, the employment policies and procedures established by the Company from time to time. (b) Company Stock Ownership Guidelines. Executive agrees that he will be subject to the Company’s stock ownership guidelines.

11 (c) Clawback. To the extent required by law or Company policy, the Company may require Executive to repay to the Company any bonus or other incentive-based or equity- based compensation paid to Executive. 13. Section 16 of the Securities Exchange Act. If, at the time Executive’s employment is terminated for any reason, Executive is a person designated to file pursuant to Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”), Executive will provide to the Company a written representation in a form acceptable to the Company that all reportable pre- termination securities transactions relating to Executive have been reported. 14. Withholding. The Company may effect withholdings from the payments due to Executive under this Agreement for the payment of taxes and other lawful withholdings or required employee contributions, in accordance with applicable law. 15. Section 409A. (a) It is the intention of the Company and Executive that this Agreement not result in unfavorable tax consequences to Executive under Section 409A of the Code (“Section 409A”). To the extent applicable, it is intended that the Agreement comply with the provisions of Section 409A, but the Company does not warrant or guarantee that the Agreement is either excepted from the requirements of Section 409A or that the Agreement complies with Section 409A. The Agreement will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Agreement to fail to satisfy Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A). The Company and Executive agree to work together in good faith in an effort to comply with Section 409A including, if necessary, amending this Agreement based on further guidance issued by the Internal Revenue Service from time to time, provided that the Company shall not be required to assume any increased economic burden. Executive remains solely responsible for any adverse tax consequences imposed upon him by Section 409A. (b) Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, Executive shall not be considered to have terminated employment with the Company for purposes of the Agreement and no payments shall be due to him under the Agreement which are payable upon his termination of employment until he would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. (c) To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon Executive’s termination of employment pursuant to the Agreement during the six-month period immediately following Executive’s termination of employment shall instead be paid within thirty (30) days following the first business day after the date that is six months following his termination of employment (or upon his death, if earlier). If it is determined that all or a portion of the payments due pursuant to this Agreement are subject to Section 409A of the Code, and if the General Release consideration period and revocation period spans two calendar years, the payments provided pursuant to this Agreement that are subject to Section 409A shall not begin until the second calendar year. Executive may not elect the taxable year of the

12 distribution. In addition, for purposes of this Agreement, each amount to be paid or benefit to be provided to the Executive pursuant to this Agreement shall be construed as a separate identified payment for purposes of Section 409A. (d) To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of section 409A of the Code), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year. 16. Dispute Resolution. The Parties agree that any controversy, dispute or claim arising out of or relating to the Agreement or breach thereof, including without limitation Executive’s employment with or separation of employment from Company, and all claims, to the extent allowable by law, that Company or any of its representatives engaged in conduct prohibited on any basis under any federal, state, or local statute, including federal or state discrimination statutes or public policy, shall be resolved by final, binding and conclusive arbitration in Maricopa County, Arizona, with a sole arbitrator to be mutually agreed upon by the Parties. The Company shall bear the cost of the arbitrator. The arbitration shall occur within thirty (30) days of selection of the arbitrator and shall be administered by the American Arbitration Association under its Employment Arbitration Rules and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration award may, in the discretion of the arbitrator, include reasonable attorneys’ fees and costs of the prevailing party. “Attorneys’ fees and costs” mean all reasonable pre-award expenses, administrative fees, travel expenses, out- of-pocket expenses such as copying and telephone costs, witness fees and attorneys’ fees. Any award of attorney’s fees and costs to which Executive may be entitled shall be paid by Company, on or before December 31 of the calendar year following the year of the conclusion of the arbitration. Either party may apply to the arbitrator to seek injunctive relief until the arbitration award is rendered or the matter is otherwise resolved. Either party also may, without waiving any remedy under the Agreement, seek from any court having jurisdiction any interim or provisional relief, including a temporary restraining order, an injunction both preliminary and final, and any other appropriate equitable relief, that is necessary to protect the rights or property of that party, pending the retention of the arbitrator. 17. No Conflict. Executive hereby represents and warrants that he is under no conflicting duty or contractual or other legal obligation that would prevent him from executing this Agreement or performing the duties of President and CEO for the Company. 18. No Waivers. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. Rights granted the parties hereto herein are cumulative and the election of one shall not constitute a waiver of such party’s right to assert all other legal remedies available under the circumstances.

13 19. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally or by local courier, (ii) upon confirmation of receipt when such notice or other communication is sent by facsimile, or (iii) one day after timely delivery to an overnight delivery courier. The addresses for such notices shall be as follows: TO THE COMPANY: Insight Enterprises, Inc. Attn: Chair of the Board of Directors 2701 E. Insight Way Chandler, Arizona 85286 (with a copy to General Counsel) TO EXECUTIVE: At the most recent address on file in the records of the Company. 20. Severability. The provisions of this Agreement are severable and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby unless as a result of such severing the remaining provisions or enforceable parts do not substantially reflect the intention of the parties in entering into this Agreement. 21. Successors and Assigns. This is an agreement for personal services and may not be assigned by Executive. The rights and obligations of the parties under this Agreement shall inure to the benefit of and be binding upon their successors, heirs and assigns, including the survivor upon any merger, consolidation or combination of the Company with any other entity. 22. Entire Agreement and Amendments. This Agreement, together with Executive’s offer letter (which is attached hereto and incorporated herein), sets forth the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, understandings and covenants (except as otherwise provided herein) with respect to the subject matter hereof. This Agreement may be amended, modified or canceled only by mutual agreement of the parties and only in writing. 23. Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

14 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. INSIGHT ENTERPRISES, INC. JACOB AZAGURY (aka Jack Azagury _/s/_ Timothy A. Crown ______________ _/s/ Jack Azagury______________________ By: Timothy A. Crown Its: Chair of the Board of Directors

EXHIBIT A This Confidentiality, Restrictive Covenant, and Arbitration Agreement (“Agreement”) is made and entered into as of March 3, 2026 by and between Insight Enterprises, Inc., or, if applicable, one of its subsidiaries such as Insight Direct USA, Inc. or Insight Public Sector, Inc. (collectively or individually, as applicable, “Insight”) and Jacob Azagury (aka Jack Azagury) (“Employee”). RECITALS A. Insight and Employee agree to enter into this integrated Agreement to streamline and unify their obligations and commitments into a single agreement. B. Employee understands and agrees that: • this Agreement and its three Attachments contain defined terms – indicated with initial capitalized letters – and the Attachments are an integral part of and incorporated into this Agreement; • Insight and Employee are sometimes referred to individually as a Party and collectively as the Parties; and • for this Agreement to become effective, Employee must sign the Agreement via electronic signature thereby acknowledging the three Attachments. AGREEMENT THEREFORE, in consideration of the mutual agreements of Insight and Employee and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows: 1. Consideration. Employee’s employment or continuing employment with Insight, the right to participate in the current incentive compensation program and/or merit program and the mutual promises in this Agreement are consideration for this Agreement. As additional consideration for this Agreement, Insight will provide Employee with the opportunity to participate in Insight’s current and future compensation and benefit programs; access to Client relationships that enhance Employee’s opportunities with Insight; specialized training in information technology and sales programs; and access to Insight’s Trade Secrets, Confidentiality and Proprietary information, and Third-Party Information. 2. Employment At-Will. Subject to the terms of Employee’s Executive Employment Agreement, Employee understands and agrees that Employee’s employment with Insight is at-will and may be terminated by either Party at any time with or without cause, and with or without notice. Nothing in this Agreement, nor any subsequent modification, shall confer upon Employee any right to continued employment with Insight or shall interfere with or restrain in any way the right of either Party to terminate the employment relationship at any time, with or without cause, and with or without notice.

3. Arbitration. The Parties agree that to the fullest extent permitted by law, any claims Employee has or may have against Insight or that Insight has or may have against Employee shall be submitted to and determined exclusively by binding arbitration under the Federal Arbitration Act as provided for in Section 16 of Employee’s Executive Employment Agreement. 4. Invention Assignment and Proprietary Rights. Employee covenants and agrees the Parties’ rights and obligations with respect to Creations, Invention Assignment, and Proprietary Rights are set forth in Attachment A, and Employee has read, understands, and agrees to Attachment A. 5. Employee Acknowledgments. Employee understands and agrees: • that the agreements and restrictive covenants contained in this Agreement are justified by legitimate and protectable business interests, including protecting Insight’s: i) investments in, and relationships with Insight employees, Clients, and Potential Clients; ii) goodwill; iii) Trade Secrets and Confidential and Proprietary Information, and Third-Party Information; and iv) specialized training for employees; • that the covenants contained in this Agreement are reasonably necessary to protect Insight’s legitimate business interests; • Insight’s Trade Secrets and Confidential and Proprietary Information are special and unique assets, to which Employee has or will have access, and need to be protected from improper disclosure and unauthorized use to prevent damage to Insight; • Insight’s business is not geographically restricted, is often unrelated to the physical location of the facilities or locations of Insight, its Clients, or Competing Businesses, and the sale of Insight’s products and services is facilitated by the extensive use of the Internet, telephones, electronic mail, facsimile transmissions, and other means of electronic information, service delivery, and product distribution; • if employment is terminated for any reason, Employee will be able to earn a livelihood without violating the post-employment restrictive covenants in this Agreement; and • Employee’s ability to earn a livelihood without violating the restrictions is a material condition to Insight’s entering this Agreement and employing Employee. 6. Trade Secrets and Confidential and Proprietary Information. Employee covenants and agrees: • to protect and preserve the confidentiality of Insight’s Trade Secrets, Insight’s Confidential and Proprietary Information, and Third-Party Information; and • the Parties’ rights and obligations with respect to this subject matter are set forth more fully in Attachment B, and Employee has read, understands, and agrees to Attachment B.

7. Restrictive Covenants. Unless a particular covenant in this Section is limited or modified by applicable law, Employee covenants and agrees that, without the prior written consent of Insight, Employee will not, directly or indirectly: 7.1 Engage in a Competing Business while employed by Insight; 7.2 Engage in a Competing Business in the Restricted Territory for the Specified Duration after Employee’s employment with Insight terminates; 7.3 On behalf, or for the benefit of, a Competing Business, Solicit or accept business from any Client or Potential Client for any transaction other than for the benefit of Insight while Insight employs Employee or for the Specified Period; and 7.4 On behalf, or for the benefit of, a Competing Business, Solicit an Insight employee to end or terminate employment with Insight or hire any such individual while Insight employs Employee or for the Specified Period. Employee further covenants and agrees: i) the foregoing covenants and their limitations and modifications, if any, are set forth more fully in Attachment C, which defines the applicable scope, geographic, and temporal limitations of these covenants; ii) Employee has read, understands, and agrees to Attachment C; and iii) except as provided in Attachment C, Section 7.3 prohibits Employee from accepting or conducting business with a Client or Potential Client for the Specified Period even if the Client or Potential Client approaches Employee first and attempts to initiate business with Employee. 8. Shortening of Statue of Limitations. To the extent any law allows Employee to bring a legal claim against Insight, Employee agrees to bring any claim within the time provided by law or no later than six (6) months from the date of the event forming the basis of the claim, whichever expires first. To the fullest extent permitted by law, Employee recognizes and acknowledges that Employee is agreeing to bring any claim Employee may have within a shorter time than may otherwise be provided by law. 9. Third-Party Beneficiary. Employee and Insight agree that each Insight subsidiary and corporate affiliate is expressly intended to be a third-party beneficiary of this Agreement with full rights to enforce the obligations, rights, undertakings, and commitments under this Agreement and its Attachments. 10. Entire Agreement. This Agreement, including its Attachments, is the entire agreement of the Parties on these subject matters. Except as may exist in any Insight equity plan or compensation plan to which Employee is a participant, there are no other promises or conditions concerning this subject matter in any other agreement whether oral or written, and this Agreement supersedes any prior written or oral agreements between the Parties concerning these subject matters. 11. Amendment. This Agreement may only be amended by a writing signed by both Parties. 12. Severability. If any provision of this Agreement or its Attachments is held by a court of competent jurisdiction or arbitrator to be invalid or unenforceable, the remaining provisions of the Agreement and the Attachments shall continue to be valid and enforceable. If a court of competent jurisdiction or arbitrator finds that any provision of this Agreement or its Attachments is invalid or unenforceable, but that by limiting, editing, or revising such language, it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited, edited, or revised. 13. Attorneys’ Fees. In any action seeking, in whole or in part, enforcement of the Agreement, challenging the enforceability of any provision of this Agreement, or for a breach or threatened breach of this Agreement, the prevailing Party will be entitled to recover its attorneys’ fees and costs. 14. Waiver of Rights. If, on one or more occasions, either Party fails to insist that the other Party perform any of the terms of this Agreement, such failure shall not be construed as a waiver by such Party of any past, present, or future right granted under this Agreement, and the obligations of the Parties shall continue in full force and effect. Further, Insight’s failure to seek to enforce a similar agreement with any other Insight employee shall not constitute a waiver of Insight’s rights under this Agreements. 15. Governing Law. Section 3 of this Agreement shall be governed by and interpreted pursuant to the Federal Arbitration Act. Otherwise, the governing law for this Agreement and its Attachments shall be: i) the state in which Employee works if Employee works for Insight in Arizona, California, Florida, Illinois, Ohio, Texas, or Washington, without regard to such state’s conflicts of law principles; or ii) Delaware, without regard to its conflicts of law principles, if Employee works in any state other than those listed in the preceding clause. The Parties agree that, in the event of a dispute, Insight’s records indicating the state of employment for Employee shall be used to determine the governing law. 16. Enforcement of Restrictive Covenants. Employee understands and agrees that the breach by Employee of the restrictive covenants contained in Section 4, 6, or 7 of this Agreement, as more fully defined in Attachments A, B, and C, could not reasonably or adequately be fully compensated in damages in an action at law. Therefore, Insight shall be entitled, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting bond, to injunctive relief. The injunctive relief may include, but is not limited to, restraining Employee from rendering any service or making any disclosure that would breach any restrictive covenant in this Agreement. If Insight is successful in obtaining such injunctive relief, the duration of the restrictive covenant shall be tolled and computed from the date such relief is granted, reduced by the time period between termination of Employee’s employment and the date of the first breach by Employee. No remedy conferred by this Agreement (including this Section) is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing in law or in equity, by statute or otherwise. The election of any one or more remedies by Insight shall not constitute a waiver of the right to pursue other available remedies. To the extent that any of the restrictive covenants contained in this Agreement conflict with any of Employee’s obligations in Insight’s compensation or equity plan agreements or plans, or contained in any separate agreements that Employee signed with Insight regarding the treatment of confidential or proprietary information or containing any restrictive covenants, including, but not limited to, not to compete or not to solicit clients, customers, or employees, Employee acknowledges and agrees that Insight may seek to enforce all such covenants. But in the event of an irreconcilable conflict, Insight may choose, in its sole discretion, which covenant(s) it seeks to enforce. If any of the restrictive covenants contained in Section 4, 6, or 7 of this Agreement are deemed by a court of competent jurisdiction or arbitrator to be unenforceable under applicable law and incapable of being limited, edited, or revised to become valid and enforceable, then the restrictive covenants previously agreed to by Employee and Insight shall remain enforceable. 17. Successors and Assigns – Binding Effect. This Agreement shall not be assignable by Employee. The rights and obligations of the Parties under this Agreement shall be binding upon and shall inure to the benefit of Insight and Insight’s successors and assigns. This Agreement may be enforced by Insight’s assignee or successor. 18. Survival. Employee understands and agrees that the obligations, commitments, undertakings, and covenants set forth in this Agreement, including but not limited to those set forth in Sections 3, 4, 5, 6, 7 and 8 shall survive the termination of Employee’s employment with Insight. 19. Voluntary Agreement; Legal Review; Counterparts. Employee agrees that Employee: i) has read and understands this Agreement and its Attachments in their entirety; ii) may before signing this Agreement, if Employee desires, obtain advice from legal counsel of Employee’s choice to advise Employee on this Agreement; iii) has freely and voluntarily entered into this Agreement; and iv) understands this Agreement may be signed separately by each Party, electronically or physically, and may be transmitted via PDF, facsimile, or otherwise, and each signature page when combined with a copy of the preceding pages of this Agreement shall constitute the full agreement. EMPLOYEE: INSIGHT: /s/ Jack Azagury By: /s/ Jen Vasin Employee Signature Jacob (aka Jack) Azagury Title: Chief Human Resources Officer Print Name March 23, 2026 March 23, 2026______________________ Date Date

ATTACHMENT A INVENTION ASSIGNMENT AND PROPRIETARY RIGHTS AGREEMENT 1. Assignment of Creations. Employee covenants and agrees to hold in trust for the sole right and benefit of, and assigns to, Insight all right, title, and interest in and to any and all Creations that Employee creates or otherwise develops, alone, or in conjunction with others. Employee further covenants and agrees to assign to any third party, including the United States government, all Employee’s right, title, and interest in and to any and all Creations whenever such assignment is required by a contract between Insight and such third party. Creation means any invention, discovery, idea, concept, design, process, work of authorship, client list, development or improvement (whether subject to copyright, trademark, or patent protection or reduced to practice by Employee), patent, copyright, or trademark: i) relating to any past, present, or reasonably anticipated business of Insight, and which is or was created or otherwise developed during Employee’s employment with Insight; ii) which is or was created or otherwise developed while performing work for Insight; or iii) which is or was created or otherwise developed at any time using Insight’s equipment, supplies, facilities, information, or proprietary rights, or other property. 1. Inventions Retained. Employee represents and warrants that all matters that Employee has created or otherwise developed prior to employment with Insight that Employee wishes to exclude as obligations to Insight under this Agreement are listed below. If no items are listed, Employee represents and warrants that there are no such matters to be excluded. ______________________________________________________________________________ ______________________________________________________________________________ 2. Publicity. Employee consents to any and all uses and displays, by Insight and Insight agents, employees, representatives, and licensees, of Employee's name, voice, likeness, image, appearance in, on, or in connection with any pictures, photographs, audio and video recordings, digital images, websites, television programs and advertising, other advertising, sales and marketing brochures, books, magazines, other publications, CDs, DVDs, tapes, and all other printed and electronic forms and media throughout the world created in connection with Employee’s employment with Insight (“Images”), at any time during or after the period of Employee’s employment by Insight. Employee acknowledges that Insight has an unconditional, non-exclusive, royalty-free right to use, reproduce, edit, market, store, distribute, communicate, transmit, and promote these Images, or any portion thereof, in connection with Insight or any of its products or services. 3. Maintenance of Records. Employee covenants and agrees to keep and maintain adequate and current written records of all Creations made by Employee. These shall be kept in the form of notes, sketches, drawings, and other notations which may be specified by Insight. These records shall be available to and remain the sole property of Insight at all times. 4. Disclosure of Creations and Filings. Employee covenants and agrees to disclose promptly to Insight in writing:

• all Creations created or otherwise developed by Employee alone or in conjunction with others, as well as any and all patent applications or copyright registrations filed by Employee during and within one (1) year after Employee’s termination of employment with Insight; and • any idea that Employee does not believe to be a Creation, but which is conceived, developed, or reduced to practice by Employee (alone or with others) while he or she is employed by Insight or during the one-year period following termination of Employee’s employment. Employee will disclose the idea, along with all information and records pertaining to the idea, and Insight will examine the disclosure in confidence to determine if it is a Creation subject to this invention assignment agreement. 5. Post-Termination Presumption. Employee covenants and agrees that any invention, discovery, idea, writing, concept, design, process, work of authorship, client list, patent, copyright, trademark, or similar item or improvement shall be presumed to be a Creation if it is conceived, developed, used, sold, exploited, or reduced to practice by Employee or with Employee’s aid within one (1) year after termination of Employee’s employment. Employee can rebut this presumption if he or she proves that such work is not a Creation covered by this Agreement. 6. Assistance. During and after termination of employment, Employee covenants and agrees that: • Employee will give Insight all the assistance reasonably required (at Insight’s expense) to file for, maintain, protect, and enforce Insight’s patents, copyrights, trademarks, trade secrets, and other rights in Creations, in any and all countries; and • Employee will sign documents and do other acts that Insight determines necessary or desirable including, without limitation, giving evidence and testimony in support of Insight’s rights under this Agreement. 7. Intellectual Property Rights in Works of Authorship. Employee acknowledges and agrees that any intellectual property rights in Creations that are works of authorship belong to Insight and are “works made for hire” within the definition of section 101 of the United States Copyright Acts of 1976, Title 17, United States Code. Insight, or any Insight direct or indirect licensees, shall not be obligated to: i) distribute any works made for hire; or ii) designate Employee as the author of any design, software, firmware, related documentation, or any other work of authorship when distributed publicly or otherwise. 8. Third-Parties’ Rights. Employee covenants and agrees not to use or disclose to Insight or induce or cause Insight to use any intellectual property belonging to a third-party (i.e., other than Employee or Insight) without the prior written consent of the third-party. Employee agrees to indemnify, defend, and hold harmless Insight against any claims or losses caused by Employee’s use or disclosure of a third-party’s intellectual property. 9. Use of Other Matters. Employee covenants and agrees that if Employee uses Employee’s own invention, discovery, idea, concept, design, process, work of authorship, client list, development, improvement (whether subject to copyright, trademark, or patent protection or reduced to practice by Employee), patent, copyright, or trademark, in the performance of Employee’s job with Insight, by doing so Employee automatically confers an unrestricted and irrevocable license to Insight to use freely all such matter(s) for Insight’s benefit. 10. Exclusion. This invention assignment agreement does not apply to an invention for which no equipment, supplies, facilities, property, Trade Secret, or Confidential and Proprietary Information of Insight was used and which was developed entirely on the Employee's own time, unless: i) the invention relates, at the time of conception or reduction to practice, to the business of Insight, or to Insight’s actual or demonstrably anticipated research or development; or ii) the invention results from any work performed by Employee for Insight.

ATTACHMENT B TRADE SECRET AND CONFIDENTIALITY AGREEMENT 1. Definitions. 1.1 Trade Secrets. Trade Secrets means information that: i) derives actual or potential economic value because it is not being generally known to persons who can obtain economic value from its disclosure or use; ii) Insight makes reasonable efforts to keep secret; and iii) is not generally known or available to the public or the industry. Examples of Trade Secrets include, but are not limited to: • the identity, phone number, email address, and other similar contact information of key contact persons for Insight clients, customers, and prospective clients and customers; • lists of Insight clients, customers, and prospective clients and customers, and the key information regarding those entities and persons such as purchasing preferences, needs, and habits, nature and number of products, licenses, and services purchased, the expiration dates and terms of software licenses and hardware leases, contract information and negotiated terms, and the technology products and services such persons or entities use or favor; • lists of key distributors, suppliers, vendors, and partners of Insight and the key information regarding those business relationships, such as key contact person(s) and contact information, special programs, and negotiated prices, terms and contracts, that are not otherwise disclosed; • special pricing programs available to Insight and Insight’s pricing, costs, discounts, margins, and profits for Insight products and services less than three (3) years old; • all information of any kind related to the business of an Insight client, customer, or prospective client or customer obtained by an Insight employee in the last three (3) years and that has not been publicly disclosed by such person or entity; • software developed by Insight; • Insight’s non-public strategic business and marketing initiatives, significant corporate events, projects, processes, or unique know-how; • Insight’s sales, business and marketing plans and forecasts less than three (3) years old; • Insight’s sales data and results before being reported and disclosed publicly; • technical designs, drawings, schematics, and matters created or developed by Insight or a contracted vendor or partner; • Insight’s planned product and services offerings; and • Insight’s financial and accounting information less than three (3) years old. 1.2 Confidential and Proprietary Information. Confidential and Proprietary Information means information that is a valuable, special, and unique asset of Insight and that is not publicly available. Confidential and Proprietary Information may include Trade Secrets, but it is not necessarily limited to Trade Secrets. Examples of Confidential and Proprietary Information include, but are not limited to:

• Trade Secrets or items that would meet the definition of Trade Secrets other than the duration tied to the example above has passed, e.g., Insight pricing information or marketing plans that are more than three (3) years old; • Insight’s policy and systems manuals that are less than four (4) years old, but not including readily available information provided to current or former employees such as employee handbooks, policies, and benefit plans; • Insight’s benefits and compensation plans and strategies for supervisory employees that are less than three (3) years old; • Insight’s employee recruiting plans and strategies less than three (3) years old; • legal files of or related to, Insight; • Insight’s funding, credit, investment, and lending policies, arrangements, or sources that are open or, if not open, less than three (3) years old; • Insight’s advertising and promotional ideas and strategies less than three (3) years old; • Insight’s market surveys and/or analyses that are less than three (3) years old; and • other confidential information and records owned by or related to Insight. 1.3 Third-Party Information. Third-Party Information means trade secrets and confidential and proprietary information of or concerning Insight’s clients, customers, and prospective clients and customers, business partners, vendors, distributors, and suppliers including, but not limited to, product and services information, sales figures, marketing strategies, plans, financial information, and other confidential information concerning those entities or businesses, whether protected by a nondisclosure agreement or not. 2. Protection of Trade Secrets, Confidential and Proprietary Information, and Third- Party Information. During and after employment with Insight, Employee covenants and agrees to protect and preserve the confidentiality of all Trade Secrets, Confidential and Proprietary Information, and Third-Party Information. Other than for the purpose for which such information was provided to Employee to perform services for the benefit of Insight, Employee further covenants and agrees that Employee will not, directly or indirectly, disclose, transfer, use, sell, publish, make available, exploit, or otherwise facilitate or permit the sale, transfer, use, publication, or exploitation of any Trade Secrets, Confidential and Proprietary Information, or Third-Party Information, other than to: • an employee, officer, or director of Insight who, in the reasonable exercise of Employee’s judgment, needs to know such Trade Secrets, Confidential and Proprietary Information, or Third-Party Information to perform Employee’s duties; or • a vendor, supplier, or strategic partner of Insight as long as Employee: i) receives approval from Employee’s immediate supervisor before each disclosure; ii) ensures that each vendor, supplier, or strategic partner is bound by a non-disclosure agreement with Insight; and iii) ensures that there is no agreement between Insight and the affected Client that would prohibit the sharing of that particular information with the vendor, supplier, or strategic partner.

If Employee learns of a subpoena or effort to obtain a court or arbitrator order affecting such information, Employee covenants and agrees to provide immediate written notice of such effort or planned disclosure to the General Counsel of Insight Enterprises, Inc. to allow Insight to contest disclosure. Employee further covenants and agrees not to disclose such information until Insight’s objection to disclosure, if any, is ruled upon and otherwise takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure. If a court of competent jurisdiction or arbitrator rules that a Trade Secret is not a trade secret under applicable law but such information still qualifies as Confidential and Proprietary Information, the prohibitions against disclosing or using such Trade Secret in this Agreement shall expire four (4) years after Employee’s termination from employment, or if the period of four (4) years is determined by a court of competent jurisdiction or arbitrator to be unreasonably broad, then three (3) years after Employee’s termination from employment. 3. Limitations. 3.1 The obligations set forth in Paragraph 2 shall cease for any particular Trade Secret, Confidential and Proprietary Information, or Third-Party Information when such information becomes generally known or available to the public or the industry other than by a disclosure in violation of this Agreement. 3.2 Employee understands and acknowledges that Employee is not prohibited from making disclosures of Trade Secrets that: i) are made: a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and b) solely for the purpose of reporting or investigating a suspected violation of law; or ii) is made in a complaint or other document filed in a court, administrative, or arbitral proceeding, if such filing is made under seal. If Employee files a lawsuit alleging retaliation by Insight for reporting a suspected violation of law, Employee may disclose Trade Secrets related to the suspected violation of law or alleged retaliation to Employee’s attorney and use those Trade Secrets in the proceeding if Employee or Employee’s attorney: i) files any document containing Trade Secrets under seal; and ii) does not disclose the Trade Secrets, except pursuant to court order. Insight provides this notice in compliance with the Defend Trade Secrets Act of 2016 and to avail itself of the full remedies in that act. 4. Return of Property. Employee covenants and agrees that, upon termination of Employee’s employment or at any time upon request by Insight, Employee shall promptly return to Insight all Trade Secrets, Confidential and Proprietary Information, Third-Party Information, and other Insight property or Insight client property including, but not limited to: credit and charge cards; all files; keys; records; computers; smart phones; tablet devices; peripherals; hard, thumb, zip, or jump drives; computer programs, disks, and files; documents; drawings; models; specifications; lists; equipment; data; manuals; supplies; promotional materials; plans; blueprints; site maps; and other similar items relating to, constituting, or containing information relating to Insight’s business including any copies and electronic copies, whether prepared by Employee or otherwise coming into Employee’s possession, custody, or control, regardless of how it is stored. If, after termination of Employee’s employment, Employee becomes aware of any such property or information that is in Employee’s possession, custody, or control, Employee covenants and agrees to immediately return such property, information, and any such copies without retaining any copies.

ATTACHMENT C RESTRICTIVE COVENANTS The Parties agree the following definitions and other terms apply to Section 7 and other portions of this Agreement where the phrases are used: 1. Competing Business. Competing Business means any entity or person that is engaged in or is preparing to engage in any business involving the sale, lease, license, or provision of products or services that are directly or indirectly competitive with the products or services that Insight markets, sells, leases, licenses, or makes available to Clients and Potential Clients. 2. Engage in a Competing Business. Engage in a Competing Business means to: i) provide to, or perform for, a Competing Business the same or similar services that Employee has provided or performed for Insight in the last two (2) years of employment; or ii) serve, be employed, or otherwise perform duties, directly or indirectly, as a principal, agent, officer, director, proprietor, employee, consultant, independent contractor, employer, investor, lender, partner, member, or shareholder (other than as an owner of 2% or less of the stock of a publicly traded company) in a Competing Business. 3. Client. Client means a company, business, non-profit organization, governmental agency or entity, educational institution, school district, person, or entity that: i) purchased goods or services from Insight within the last two (2) years of Employee’s employment with Insight; and ii) with which or whom Employee had contact or communicated about Insight’s products or services, on whose account Employee worked, or about which or whom Employee has knowledge of Trade Secrets, Confidential and Proprietary Information, or Third-Party Information. 4. Potential Client. Potential Client means a company, business, non-profit organization, governmental entity, educational institution, school district, person, or entity with which or whom Employee, within the last six (6) months of Employee’s employment with Insight, has actual or constructive knowledge of: i) Insight’s intent, efforts or communications to offer or to attempt to sell, lease, license, or provide the individual or entity products or services through Insight; or ii) Trade Secrets, Confidential and Proprietary Information, or Third-Party Information pertinent to or related to the Potential Client. 5. Restricted Territory. Restricted Territory means each and every location in which Employee could Engage in a Competing Business in the United States and includes each state where Insight has Clients, Potential Clients, or employees, including, but not limited to, the states in which Insight’s Clients and Potential Clients are located and in which Employee provided services, sold or leased goods or services, or otherwise performed work during the twelve (12) month period preceding the termination of Employee’s employment at Insight. If, but only if, this Restricted Territory is held by a court of competent jurisdiction or arbitrator to be invalid on the grounds that it is unreasonably broad, then the Restricted Territory shall be the state or states in which Employee worked for Insight, as well as Arizona, Florida, Illinois, Massachusetts, Minnesota, Ohio, Texas, and Washington. 6. Solicit. Solicit means any effort or attempt by Employee, directly or indirectly, to encourage, induce, solicit, recruit, or offer:

• a Client or Potential Client with the purpose, effect, or potential of: i) selling (or assisting another person’s selling) or providing such products or services that are the same, similar, or related to products or services provided by Insight; or ii) in any way reducing the amount of business such Client or Potential Client transacts or would transact with Insight; or • an Insight employee with whom Employee, in the preceding twelve (12) months, worked or who worked out of the same Insight physical location as Employee with the purpose, effect, or potential of: i) hiring (or assist another person’s hiring) that individual for employment with a Competing Business -- whether as an employee or independent contractor; ii) having that individual terminate employment with Insight to provide services, through employment, contract or otherwise, to a Competing Business; or iii) otherwise interfering with the individual’s employment relationship with Insight. 7. Specified Duration. For the non-competition covenant in Section 7.2 of the Agreement, Specified Duration means the period of time listed below that corresponds to or most closely approximates the job title (as identified in Insight’s records) or job description held by Employee at the time of the breach of the restrictive covenant described in this Agreement or the time of the termination of Employee’s employment with Insight, whichever provides the longer duration. • President and Chief Executive Officer. The Specified Duration is a period of twenty- four (24) months following the termination of Employee’s employment, or, if the period of twenty-four (24) months is determined by a court of competent jurisdiction or arbitrator to be unreasonably broad, then a period of fifteen (15) months following the termination of Employee’s employment. 8. Specified Period. For the non-solicitation covenants in Sections 7.3 and 7.4 of the Agreement, Specified Period means the period of time listed below that corresponds to or most closely approximates the job title (as identified in Insight’s records) or job description held by Employee at the time of the breach of the restrictive covenant described in the Agreement or the time of the termination of Employee’s employment with Insight, whichever provides the longer duration. • President and Chief Executive Officer. The Specified Period is a period of twenty-four (24) months following the termination of Employee’s employment with Insight, or if the period of twenty-four (24) months is determined by a court of competent jurisdiction or arbitrator to be unreasonably broad, then a period of eighteen (18) months following the termination of Employee’s employment.

EXHIBIT B RELEASE AND SEVERANCE AGREEMENT The parties to this Release and Severance Agreement (the “Agreement”) are ______________ (“Employee”) and Insight Direct USA, Inc. (the “Company”). If, however, Employee is employed by another subsidiary or affiliate, such as Insight Public Sector, Inc., that entity shall be the “Company” for purposes of this Agreement. RECITALS A. Employee’s employment by the Company began on _________ and terminated on ____________. B. The parties wish to settle and compromise fully and finally any and all claims arising between them including, but not limited to, those arising out of Employee’s employment and the termination of that employment, on the terms and conditions set forth in this Agreement. C. Employee represents that Employee is forty (40) years of age or older. AGREEMENTS In consideration of the mutual promises in this Agreement, it is agreed as follows: 1. Recitals. The parties hereby acknowledge the correctness and accuracy of the foregoing recitals. 2. Payment and Other Benefits. (a) Upon receipt of this signed Agreement and beginning within twenty-one (21) days after the expiration of the revocation period referenced in Section 7 of this Agreement, the Company will provide severance pay in an amount equal to ___ percent of Employee’s base salary (which Employee acknowledges to be $_________) and ___ percent of the annual compensation paid to Employee in the preceding year under the Incentive Plan in which Employee participated as of the Employee’s termination date, payable in installments over a period of twenty- four (24) months in accordance with the Company’s normal payroll periods and practices beginning with the first payroll period following the Effective Date of this Agreement (the “Payments”). The Payments shall be made by direct deposit based on the account information that the Employee has on file with the Company. If Employee has not elected for direct deposit, Company will provide Employee an ADP ALINE card for the Payments. (b) As additional consideration, upon receipt of this signed Agreement and following the expiration of the revocation period referenced in Section 7 of this Agreement, the Company will also begin to provide to Employee continued life, disability, accident and group health and dental insurance benefits, at substantially the levels Employee was receiving immediately prior to termination. Company will satisfy the obligation to provide the health and dental insurance benefits pursuant to this Section 8(c)(iii) by either paying for or reimbursing

Employee for the actual cost of COBRA coverage (and Employee shall cooperate with Company in all respects in securing and maintaining such benefits, including exercising all appropriate COBRA elections and complying with all terms and conditions of such coverage in a manner to minimize the cost). Similarly, Company will reimburse Employee for the cost of comparable coverage for all other insurance benefits that are not subject to the COBRA continuation rules. It will be Employee’s responsibility to procure such benefits and Company will promptly reimburse Employee for the premiums for such benefits in the specified amount upon Employee’s submission of an invoice or other acceptable proof of payment. Company’s obligation under this paragraph will cease with respect to a particular type of coverage when and if Employee becomes eligible to receive substantially similar coverage with a successor employer 3. Acknowledgement of Consideration. Employee understands and agrees that Employee is receiving the Payments and benefits described in Section 2 in exchange for Employee’s promises in this Agreement and that Employee is not otherwise entitled to those items. The Company will pay Employee wages through Employee’s last day of employment without regard to whether Employee executes this Agreement. 4. Release, Representations and Acknowledgments. (a) In exchange for the severance pay, Employee, for himself/herself and, as applicable, Employee’s spouse, marital community, agents, heirs, executors, and assigns, hereby fully, forever, irrevocably, and unconditionally releases and discharges the Company, its parent, subsidiary, and affiliated companies, and the officers, directors, shareholders, agents, predecessors, successors, assigns, and current and past employees of each and all of the foregoing (“Released Parties”) from any and all claims, complaints, liabilities, damages, and obligations of any nature whatsoever, which Employee has, had, or may have against Released Parties, whether now known or unknown, and whether asserted or unasserted, arising out of or from any act, event, or omission occurring before the effective date of this Agreement. Without limiting the foregoing, this release includes any and all claims arising out of or which could arise out of the employment relationship between Employee and the Company and the termination of that employment, including, but not limited, to any and all claims under the following laws, as amended: Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; Section 1981 of the Civil Rights Act of 1866; the Age Discrimination in Employment Act; the Equal Pay Act; the Family Medical Leave Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act (ERISA); the National Labor Relations Act; the Fair Credit Reporting Act; the Labor Management Relations Act; the Genetic Information Non-Discrimination Act; Consolidated Omnibus Budget Reconsolidation Act (COBRA); the Worker Adjustment and Retraining Notification Act; the False Claims Act; Uniformed Services Employment and Reemployment Rights Act; the Lilly Ledbetter Fair Pay Act of 2009; the Arizona Civil Rights Act; the Arizona Employment Protection Act; the anti-retaliation provisions of the Arizona Workers’ Compensation Act; any Arizona laws governing wages and hours (A.R.S. Title 23); all federal, state, and local civil rights, employment, whistleblower, or wage payment laws, statutes, regulations, ordinances, or orders; and any other provision or theory of law arising out of any federal or state constitution, statute, regulation, ordinance, civil code, administrative code, or common law, either in tort, contract, or restitution. This release may be pled as a complete bar and defense to any claim brought by Employee with respect to the matters released in this Agreement. This release does not waive claims that may arise after the date this Agreement is signed, any vested rights under any Company sponsored or administered group employee welfare benefit or 401(k) plan, or any claims that cannot be released as a matter of law. (b) Employee acknowledges and agrees that the severance pay Employee is receiving under this Agreement is sufficient consideration to support the release of all entities identified in this Section 4, and this consideration is in addition to anything of value to which Employee is already entitled. (c) Employee represents and warrants that there are no administrative charges with government agencies known to Employee pending against the Company or one of its parent, subsidiary, or affiliated companies. Employee agrees that Employee has not filed, or caused to be filed, any claim or charge with any adjudicative body, regulatory body, or agency arising out of Employee’s employment or the termination of that employment. (d) Employee acknowledges and agrees that Employee is waiving Employee’s right to file a lawsuit under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act. (e) Employee acknowledges and agrees that Employee has been granted any FMLA leave to which Employee was entitled and has not been subjected to any discrimination or retaliation for using FMLA leave. (f) Employee acknowledges and agrees that Employee has received all monies, meal and rest breaks, and leave allotments owed Employee for Employee’s employment and has not been subjected to any discrimination or retaliation for raising any issues regarding compensation or benefits issues. (g) Protected Rights. Employee understands that nothing contained in this Agreement limits Employee's ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission ("Government Agencies"). Employee further understands that this Agreement does not limit Employee's ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Employee's right to receive an award for information provided to the Securities and Exchange Commission. 5. No Double Pay. If Employee accepts another position with the Company or one of its parent, subsidiary, or affiliated companies during the period for which Employee has received severance pay, Employee agrees to repay or forfeit severance pay for the period which overlaps with the new employment. For purposes of illustration only, if Employee receives severance pay of six weeks and is hired for a position with the Company after four weeks, the Employee would forfeit two weeks of severance pay. 6. Review. Employee has been advised in writing by this agreement that Employee has up to twenty-one (21) days from the date Employee is presented with this Agreement to consider and sign this Agreement. If Employee signs this Agreement before the expiration of twenty-one (21) days, Employee acknowledges that Employee has done so for the purpose of expediting the resolution of this matter and that Employee has expressly waived Employee’s right to take twenty-one (21) days to consider this Agreement. To accept the offer in this Agreement, Employee must sign and return the Agreement to the Company within the 21-day period. If Employee has not signed this Agreement within the time frame set forth above, this Agreement shall be deemed rejected by Employee, and Employee will not be able to later accept it. 7. Revocation; Effective Date. Employee may revoke this Agreement for a period of seven (7) days after Employee signs it. Employee agrees that if Employee elects to revoke this Agreement, Employee will notify Brandy Richards at the Company by emailing Brandy.Richards@Insight.com on or before the expiration of the revocation period. Receipt by the Company of proper and timely notice of revocation from Employee cancels and voids this Agreement. Provided that Employee does not provide a timely written notice of revocation, this Agreement will become effective upon expiration of the revocation period. 8. Return of Company Property. Employee represents that Employee has made a diligent search and has already returned to the Company all documents including, but not limited to, all electronic information, papers, and all copies of such material and other property that Employee has had in Employee’s possession at any time, including, but not limited to, files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer- recorded information, tangible property including, but not limited to, computers, disks, CDs, flash drives, hard drives, entry cards, identification badges and keys, and any materials of any kind that constitute property of the Company, its parent, subsidiary, or affiliated companies or that contains or embodies any proprietary or confidential information of the Company, its parent, subsidiary, or affiliated companies. Employee agrees to make a diligent search for all such property and to return any property not previously returned within five (5) days of execution of this Agreement. Employee further agrees to provide to the Company, within five (5) days of execution of this Agreement, with a computer-useable copy of any such proprietary data, materials, or information received, stored, reviewed, prepared, or transmitted on any personal computer, server, or e-mail system, to the extent the same may be retrieved from such computers, servers, and e-mail system, and, then, to delete such information from those personal computers, servers, and e-mail systems. 9. Confidentiality. Employee agrees that Employee will keep the terms and fact of this Agreement confidential. Employee will not disclose the terms of this Agreement to anyone except Employee’s spouse, attorneys, or accountants, unless required by law. 10. Other Confidentiality Obligations. As a supplement to Employee’s existing confidentiality obligations, Employee acknowledges and agrees that nothing in this agreement or other confidentiality agreements with the Company prevents Employee from disclosing confidential information that: (A) is made: (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to Employee’s attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding by Employee or Employee’s attorney, if such filing is made under seal. In the event that Employee files a lawsuit alleging retaliation by the Company for reporting a suspected violation of law, Employee may disclose confidential information related to the suspected violation of law or alleged retaliation to Employee’s attorney and use that confidential information in the court proceeding if Employee or his/her attorney: (A) files any document containing confidential information under seal; and (B) does not disclose the confidential information, except pursuant to court order. The Company provides this notice in compliance with the Defend Trade Secrets Act of 2016. 11. Non-Disparagement. Employee covenants and agrees that Employee will not disparage, defame, or communicate any false statements about the Released Parties in any manner whatsoever, including, but not limited to, by not posting defamatory comments on social networking, blogs, or Internet websites. 12. Fees and Costs. In the event of any litigation arising under this Agreement, the parties agree that the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs from the other party. 13. Severability. Should any provision in this Agreement be declared or determined to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected and the illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement. 14. Acknowledgement of Opportunity to Review with Attorney. Employee acknowledges that Employee has been and is being advised in writing by this Agreement to consult with an attorney prior to executing this Agreement. Employee represents and agrees that Employee has read and fully understands all of the provisions of this Agreement, and that Employee is voluntarily entering into this Agreement with a full and complete understanding of all of its terms. 15. Integration. This Agreement constitutes the entire agreement between the parties, supersedes all oral negotiations and any prior and other writings with respect to the subject matter of this Agreement and is intended by the parties as the final, complete and exclusive statement of the terms agreed to by them. NOTWITHSTANDING THE FOREGOING, Employee acknowledges and agrees that this Agreement does not limit, modify, amend, or supersede, in any way, Employee’s obligations to abide by any agreement Employee signed with the Company regarding arbitration or alternative dispute resolution, the treatment of confidential or proprietary information of the Company or one of its subsidiaries or affiliated companies or containing any restrictive covenants, including, but not limited to, any covenants not to solicit clients, customers, or employees, or not to compete. 16. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. 17. Amendment. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, amended, changed, or modified in any manner, orally or otherwise, except in a written document signed by the parties after the effective date of this Agreement. 18. Successors and Assigns. This Agreement is and shall be binding upon and inure to the benefit of the heirs, executors, successors, and assigns of each of the parties. 19. Non-Admission. This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Employee, and the Company specifically denies the commission of any wrongful acts against Employee.

Company: Employee: By: ___________________________ ____________________________ Print Name Name: _________________________ ____________________________ Employee Signature Title: __________________________ ____________________________ Date